                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 1, 2002
                Date of Report (Date of earliest event reported):

                       EQUITY FINANCE HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

                 Belize, Central America 333-8958 Not applicable
                 (State or other (Commission File (IRS Employer
                   jurisdiction of Number) Identification No.)

                                    Suite 408
                            Calle Cleofas Ruiz #853-B
                            Zona Centro - C.P. 22710
                        PlAyas De Rosarito, B.C., Mexico
                    (Address of principal executive offices)

                                  888-450-3342
                           (Issuer's telephone number)

                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

  Not applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

  Not applicable

ITEM 3.  Bankruptcy or Receivership

  Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

  Not applicable

Item 5.  Other Events

  Not applicable

Item 6.  Resignations of registrant's directors

Effective August 1, 2002, Mr. KING KWOK YU, Director, 52 years of age, a Finance
Consultant residing in Hong Kong, China; and Mr. CHAN KAI HON, Director, 48
years of age, a Management Consultant residing in PRC., resigned as Directors as a normal result of clarifying Securities and Exchange filings for Yellowstone
Capital Corporation. Dr. JACK L. MAHAN, JR., 60 years of age, resigned as
Secretary of the Board and as President, effective September 2, 2002. New
Directors as of August 1, 2002, elected by the shareholders, are: Sra. OLGA
SANCHEZ MORALES, Director, 52 years of age, a Finance Consultant residing in
Hong Kong, China; and, Sr. CARLOS ERNESTO NAVARRO GUZMAN, Director, 48
years of age, a Management Consultant residing in PRC. Sra. Sanchez Morales and
Sr. Navarro Guzman have been appointed to the Compensation Committee and the
Audit Committee. None of the above mentioned persons own shares of the Company.
The succeeding President and existing Chairman of the Board of Directors is Mr.
James A. Bishop, an original member of the Board of Directors, as disclosed in the Company's Form 20-F filings with the Securities and Exchange Commission. Mr.
Bishop is owner of less than 1% of the shares of the Company.

Sra. Olga Sanchez, a resident of Tijuana, Mexico, is currently board member of
P.R.I.D.E. (Pacific Rim Institute for Development and Education), BTC (Border
Training Centers) and member of the NWIT (Network of Women in International
Trade). In 1996 Olga Sanchez and Carlos Navarro founded The Road Enterprises de
Mexico in Tijuana (i.e., Road), Mexico, a company that exports Mexican agricultural products, furniture and marketing services. The company has exported Mexican products to non-traditional markets such as: France, Morocco and Korea. Also, Road Enterprises represents Mexican producers and manufacturers abroad. Road is endorsed by the Baja California Trade Council, The Mexican Trade
Commission (BANCOMEXT) and the Presidential of Mexico. Road Enterprises is the
marketing firm organizing and coordinating events for the FOX STUDIOS BAJA. In
2001, Road was invited by the President Fox administration to organize and coordinate his visit for the opening of the Mexican-American business center in
Santa Ana, Ca. Olga Sanchez has represented Mexican Agricultural Industry since
1997, traveling around the world promoting and exporting Mexican products sponsored by the Mexican Trade Commission. In 1993 Olga Sanchez was recruited by
The Road Enterprises from Doha, Qatar for marketing development and importing of various agricultural, food and electronic products from Latinoamerica. In 1988
(as a estudent) Olga Sanchez held the position of Leading hand for KODAK Ltd in
London and once a graduate as a manager assistant for the new technology development department. Her position required to supervise the CD imaging technology applied to legal requirements for the UK government. Olga Sanchez
Morales received her business degree from the South Bank University in London,
England in 1992 along with a certificate on human resources during the same year from the same university.

Sr. Carlos Navarro, a resident of Tijuana, Mexico received his Bachelor of Arts in Industrial Psychology from CENTRO DE ENSENANZA TECNICA Y SUPERIOR (CETYS),
Tijuana, Mexico in 1994, and a Masters degree in Gestalt Therapy from INSTITUTO
DE TERAPIA GESTALT DE OCCIDENTE INTEGRO in 1998. He also received a Certificate in International Business from San Diego University in 1998. Since 1989 Mr.
Navarro held the position of account executive at Becton Dickison de Mexico,
S.A. C.V. the position required the promotion and sales of specialized medical products for intensive care in the Baja California Region. In 1992 Mr. Navarro was recruited by the Baja California State Government. He was in charge of the implementation of health, cultural, recreational, ecology and urban development in the local districts. In 1995 Mr. Navarro was recruited by The Secretaria de
Hacienda y Credito Publico S.H.C.P (Mexican IRS) to evaluate the training and development requirements and to instruct and coordinate the new personnel department. In 1997 Mr. Navarro moved to MABAMEX, S.A. C,.V. (MATTEL, USA) he was in charge of new projects, operation and coordination within the engineering department. He also applied techniques on organizational change. Mr. Navarro and
Olga Sanchez started their own marketing and export company in 1997 that provided marketing services for the Mexican coffee and furniture industry. Since
1997 to its present day The Road Enterprises de Mexico has exported Mexican
Coffee and furniture to Europe, North Africa, Far East and the USA. and it has
participated in worldwide trade shows such as the Tea and Coffee, Specialty
Coffee Association of America, Hospitality Design, Feria de Valencia, as well as other activities. In 2001 The Road Enterprises de Mexico was invited by the
President Fox committee to coordinate the opening of the Mexican business centers in the USA being the first one in Santa Ana, Ca. In 2002 The Road
Enterprises de Mexico was given the representation of the IEIBA (Inland Empire
International Business Association). Due to the company performance it is highly recognized by the Mexican Trade Commission, the Baja California State
Government, the Presidential committee and the Tijuana Development council.

Item 7.  Financial Statements and Exhibits.

  Not applicable

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the
Undersigned, there unto duly authorized.

                           By: /s/ Jack L. Mahan, Jr.
                             ----------------------
                               Jack L. Mahan, Jr.
                        President/Secretary of the Board

                          ----------------------------
                                  (Registrant)

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